Exhibit 10.3

T 301 770 3099	Nabi Biopharmaceuticals
F 301 770 3097	12276 Wilkins Avenue
www.nabi.com	Rockville, MD 20852

March 16, 2011

Paul Kessler, M.D.

10604 Avonlea Hills Court

Hagerstown, MD 21742

Re: Amendment No. 1 to Change of Control Severance Agreement

Dear Paul:

As authorized by the Compensation Committee of Nabi Biopharmaceuticals (the “Corporation”), the Corporation hereby agrees with you to amend that certain Change of Control Severance Agreement by and between you and the Corporation dated as of August 21, 2007 (the “Agreement”) as set forth below.

1.	Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Agreement.

2.	The Agreement is hereby amended by adding to the end of Section 5(d) (before the period) the following:

“; or (iv) GSK Exercises the NicVAX Option (as such terms are defined in the Exclusive Option and License Agreement dated as of November 13, 2009 between the Corporation and GlaxoSmithKline Biologicals S.A.)”.

3.	The Agreement, as amended hereby, is hereby ratified and confirmed and shall continue in full force and effect.

4.	This Amendment may be executed in two counterparts, but all such counterparts shall together constitute but one and the same instrument.

Sincerely yours,

/s/ Raafat Fahim, Ph.D.

Raafat Fahim, Ph.D.
President and Chief Executive Officer

Agreed:

/s/ Paul Kessler, M.D.
Paul Kessler, M.D.